Exhibit 10.1
                  Digital Lifestyles Group Inc.


                    727 Brea Canyon Road, #6
                    Walnut, California 91789
                          909.869.0595




                       September 29, 2005



Andy Teng


Re:  Outstanding  amounts owed to Andy Teng ("Teng")  by  Digital
     Lifestyles Group Inc. ("Digital")

Dear Andy:

     On behalf of the Board of Directors of Digital, I am writing this letter as an offer of settlement on any and all outstanding amounts owed by Digital to you (in the aggregate principal amount of $_,000,000 (the "Debt")) as of the date hereof (the "Letter Agreement").

     In connection with resolving this issue, I hereby am authorized to offer to you the following:

1. For satisfaction of $_________ of the Debt, Digital will pay to you the amount of $_______ (the "Cash Payment").

Said payment shall be made by check or wire transfer of immediate-ly available funds within ____ days after your acceptance of this Letter Agreement.

2. For satisfaction of the remaining $1,000,000 of the Debt, you agree to accept in lieu of payment 1,000,000 shares ofcommon stock of Digital, par value $0.03 per share, which shall be evidenced by a stock certificate issued in your name with a purchase price per share of $1.00 (the "Stock Payment").You agree and understand that such shares issued in satisfaction of the Stock Payment are being acquired for your own account as an investment and not with a view to distribution thereof and the stockissued hereunder has not been registered under the Securities Act or any state securities laws and no transferof the shares shall be permitted unless accompanied by an opinion of counsel reasonably satisfactory to Digital that an exemption from registration of such shares under the Securities Act is available for such transfer, except that no such opinion shall be required after the registration for resale of the shares has become effective. Stop transfer instructions have been or will be imposed with respect to the shares so as to restrict resale or other transfer thereof. The certificates representing the shares shall bear a restrictive legend substantially identical to that set forth as follows:

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                    "THE    SECURITIES   REPRESENTED   BY    THIS
                    CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
                    APPLICABLE   STATE  SECURITIES   LAWS.    THE
                    SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN
                    EFFECTIVE  REGISTRATION  STATEMENT  FOR   THE
                    SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES
                    LAWS,  OR  AN  OPINION  OF  COUNSEL,   IN   A
                    GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

     Upon your receipt of the Cash Payment and the Stock Payment, you agree that both represents full and final payment and satisfaction of the Debt owed to you as of the date hereof.

     Upon your acceptance of this Letter Agreement, you and your representatives, agents, consultants, shareholder, officers, directors, employees, heirs, devisees, legatees, affiliates, successors and assigns hereby fully and forever release and discharge Digital and all of its representatives, agents, shareholders, consultants, officers, directors, employees, heirs, devisees, legatees, parents, affiliates, successors and assigns from any and all claims, demands, losses, costs, damages, rights and causes of action, debts, liabilities and obligations whatsoever, at law or in equity, which either party ever had, now has or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing, whether or not previously asserted or assertable, known or unknown relating to the Debt owed by Digital to you as of the date hereof, other than claims to enforce this Letter Agreement, if any.

     This Letter Agreement may be signed in counterparts and when executed by all parties shall constitute one integrated agreement. A party's signature delivered by facsimile transmission shall be deemed an original and is binding on such party. Each of the signatories hereto represents and warrants to be duly authorized to fully and completely resolve the disputes described in this Letter Agreement, make the release contained in this Letter Agreement, and to bind the party on whose behalf the signatory has agreed to act to the terms and conditions contained in this Letter Agreement. This Letter Agreement shall be construed and interpreted in accordance with the laws of the State of California without regard to any conflicts of law.

     If you agree to this Letter Agreement, please acknowledge and sign below in duplicate. Please remit one copy to me and retain the other copy for your records. I look forward to your prompt reply.


                         Sincerely,

                         /s/ Jay Furrow

                         Jay Furrow
                         Director


Acknowledged and Agreed to this the ____ day of ___________, 2005:

Andy Teng

/s/ Andy Teng
Name: Andy Teng

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